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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES


Name                                         Jurisdiction of Organization
--------------------------                   -----------------------------
Volterra International Ltd.                  Cayman Islands
Volterra Asia Pte. Ltd.                      Singapore